UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 23, 2005

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Effective August 23, 2005, Philip W. Milne, President, Chief Executive Officer and Director of MoneyGram International, Inc. ("MGI") adopted a prearranged stock trading plan to exercise and sell up to 12,494 shares which are subject to an option that is scheduled to expire in 2006, at a specified market price over a six month period, subject to limitations and termination provisions of the plan. The plan was adopted in accordance Rule 10b5-1 under the Securities Exchange Act of 1934 and was executed during MGI's window period at a time when Mr. Milne represented that he was not in possession of material, non-public information about MGI. The transactions under the plan will be publicly disclosed through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Form 4 filings will also be posted on the investor relations portion of MGI's web site.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

August 26, 2005	By:	Teresa H. Johnson

Name: Teresa H. Johnson
Title: Vice President, General Counsel and Secretary